FORM OF
                        TRANSFER AGENT AGREEMENT BETWEEN
                         TEMPLETON CHINA WORLD FUND AND
                    FRANKLIN TEMPLETON INVESTOR SERVICES, LLC


     AGREEMENT dated as of __________________, 2003, between TEMPLETON CHINA WORLD FUND, a registered open-end investment company with offices at 500 East Broward Boulevard, Suite 2100, Fort Lauderdale, Florida 33394 (the "Fund") and FRANKLIN TEMPLETON INVESTOR SERVICES, LLC, a registered transfer agent with offices at 100 Fountain Parkway, St. Petersburg, Florida 33716 ("FTIS").

                              W I T N E S S E T H:

     That for and in consideration of the mutual promises hereinafter set forth, the Fund and FTIS agree as follows:

     1. DEFINITIONS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  (a) "Declaration of Trust" shall mean the Declaration of Trust of the Fund as the same may be amended from time to time;

                  (b) "Authorized Person" shall be deemed to include any person, whether or not such person is an officer or employee of the Fund, duly authorized to give Oral Instructions or Written Instructions on behalf of the Fund as indicated in a certificate furnished to FTIS pursuant to Section 4(c) hereof as may be received by FTIS from time to time;

                  (c) "Custodian" refers to the custodian and any sub-custodian of all securities and other property which the Fund may from time to time deposit, or cause to be deposited or held under the name or account of such custodian pursuant to the Custody Agreement;

                  (d) "Oral Instructions" shall mean instructions, other than written instructions, actually received by FTIS from a person reasonably believed by FTIS to be an Authorized Person;

                  (e) "Shares" refers to shares of beneficial interest par value $.01 of the Fund; and

                  (f) "Written Instructions" shall mean a written communication signed by a person reasonably believed by FTIS to be an Authorized Person and actually received by FTIS.

     2. APPOINTMENT OF FTIS. The Fund hereby appoints and constitutes FTIS as transfer agent for Shares of the Fund and as shareholder servicing agent for the Fund, and FTIS accepts such appointment and agrees to perform the duties hereinafter set forth.

     3. COMPENSATION.

                  (a) The Fund will compensate or cause FTIS to be compensated for the performance of its obligations hereunder in accordance with the fees set forth in the written schedule of fees annexed hereto as Schedule A and incorporated herein. Schedule A does not include out-of-pocket disbursements of FTIS for which FTIS shall be entitled to bill the Fund separately. FTIS will bill the Fund as soon as practicable after the end of each calendar month, and said billings will be detailed in accordance with Schedule A. The Fund will promptly pay to FTIS the amount of such billing.

                  Out-of-pocket disbursements shall include, but shall not be limited to, the items specified in the written schedule of out-of-pocket expenses annexed hereto as Schedule B and incorporated herein. Schedule B may be modified by FTIS upon not less than 30 days' prior written notice to the Fund. Unspecified out-of-pocket expenses shall be limited to those out-of-pocket expenses reasonably incurred by FTIS in the performance of its obligations hereunder. Reimbursement by the Fund for expenses incurred by FTIS in any month shall be made as soon as practicable after the receipt of an itemized bill from FTIS.

                  Out-of-Pocket disbursements may also include payments made by FTIS to entities including affiliated entities which provide sub-shareholder services, recordkeeping and/or transfer agency services to beneficial owners of the Fund, where such services are substantially similar to the services provided by FTIS to account holders of record. The amount of these disbursements per benefit plan participant fund account per year shall not exceed the per account transfer agency fees payable by the Fund to FTIS in connection with maintaining actual shareholder accounts. On an annual basis, FTIS shall provide a report to the Board showing, with respect to each entity receiving such fees, the number of beneficial owners serviced by such entity and the value of the assets in the Fund represented by such accounts.

                  (b) Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule A of this Agreement a revised Fee Schedule.

     4. DOCUMENTS. In connection with the appointment of FTIS, the Fund shall, on or before the date this Agreement goes into effect, but in any case, within a reasonable period of time for FTIS to prepare to perform its duties hereunder, deliver or cause to be delivered to FTIS the following documents:

                  (a) If applicable, a specimen of the certificate for Shares of the Fund;

                  (b) All account application forms and other documents relating to Shareholder accounts or to any plan, program or service offered by the Fund;

                  (c) A certificate identifying the Authorized Persons and specimen signatures of Authorized Persons who will sign Written Instructions; and

                  (d) All documents and papers necessary under the laws of Florida, under the Fund's Declaration of Trust, and as may be required for the due performance of FTIS's duties under this Agreement or for the due performance of additional duties as may from time to time be agreed upon between the Fund and FTIS.

     5. DISTRIBUTIONS PAYABLE IN SHARES. In the event that the Board of Trustees of the Fund shall declare a distribution payable in Shares, the Fund shall deliver or cause to be delivered to FTIS written notice of such declaration signed on behalf of the Fund by an officer thereof, upon which FTIS shall be entitled to rely for all purposes, certifying (i) the number of Shares involved, and (ii) that all appropriate action has been taken.

     6. DUTIES OF THE TRANSFER AGENT. FTIS shall be responsible for administering and/or performing transfer agent functions; for acting as service agent in connection with dividend and distribution functions; and for performing shareholder account and administrative agent functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Custodian) of Shares. The operating standards and procedures to be followed shall be determined from time to time by agreement between the Fund and FTIS. Without limiting the generality of the foregoing, FTIS agrees to perform the specific duties listed on Schedule C.

     7. RECORDKEEPING AND OTHER INFORMATION. FTIS shall create and maintain all necessary records in accordance with all applicable laws, rules and regulations.

     8. OTHER DUTIES. In addition, FTIS shall perform such other duties and functions, and shall be paid such amounts therefor, as may from time to time be agreed upon in writing between the Fund and FTIS. Such other duties and functions shall be reflected in a written amendment to Schedule C, and the compensation for such other duties and functions shall be reflected in a written amendment to Schedule A.

     9. RELIANCE BY TRANSFER AGENT; INSTRUCTIONS.

                  (a) FTIS will be protected in acting upon Written or Oral Instructions reasonably believed to have been executed or orally communicated by an Authorized Person and will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from an officer of the Fund. FTIS will also be protected in processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Fund and the proper countersignature of FTIS.

                  (b) At any time FTIS may apply to any Authorized Person of the Fund for Written Instructions and may seek advice at the Fund's expense from legal counsel for the Fund or from its own legal counsel, with respect to any matter arising in connection with this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the opinion of counsel for the Fund or for FTIS. Written Instructions requested by FTIS will be provided by the Fund within a reasonable period of time. In addition, FTIS, or its officers, agents or employees, shall accept Oral Instructions or Written Instructions given to them by any person representing or acting on behalf of the Fund only if said representative is known by FTIS, or its officers, agents or employees, to be an Authorized Person.

     10. ACTS OF GOD, ETC. FTIS will not be liable or responsible for delays or errors by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown beyond its control, flood or catastrophe, acts of God, insurrection, war, riots or failure beyond its control of transportation, communication or power supply.

     11. DUTY OF CARE AND INDEMNIFICATION. The Fund will indemnify FTIS against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from willful misfeasance, bad faith or gross negligence on the part of FTIS, and arising out of, or in connection with, its duties hereunder. In addition, the Fund will indemnify FTIS against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit as a result of: (i) any action taken in accordance with Written or Oral Instructions, or any other instructions or Share certificates reasonably believed by FTIS to be genuine and to be signed, countersigned or executed, or orally communicated by an Authorized Person; (ii) any action taken in accordance with written or oral advice reasonably believed by FTIS to have been given by counsel for the Fund or by its own counsel; (iii) any action taken as a result of any error or omission in any record (including but not limited to magnetic tapes, computer printouts, hard copies and microfilm copies) delivered, or caused to be delivered by the Fund to FTIS in connection with this Agreement; or (iv) any action taken in accordance with oral instructions given under the Telephone Exchange and Redemption Privileges, as described in the Fund's current prospectus, when believed by FTIS to be genuine.

         In any case in which the Fund may be asked to indemnify or hold FTIS harmless, the Fund shall be advised of all pertinent facts concerning the situation in question and FTIS will use reasonable care to identify and notify the Fund promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Fund. The Fund shall have the option to defend FTIS against any claim which may be the subject of this indemnification, and, in the event that the Fund so elects, such defense shall be conducted by counsel chosen by the Fund and satisfactory to FTIS, and thereupon the Fund shall take over complete defense of the claim and FTIS shall sustain no further legal or other expenses in such situation for which it seeks indemnification under this Section 11. FTIS will not confess any claim or make any compromise in any case in which the Fund will be asked to provide indemnification, except with the Fund's prior written consent. The obligations of the parties hereto under this Section shall survive the termination of this Agreement.

     12. TERM AND TERMINATION.

                  (a) This Agreement shall be effective as of the date first written above and shall continue through April 30, 1994 and thereafter shall continue automatically for successive annual periods ending on April 30 of each year, provided such continuance is specifically approved at least annually by (i) the Fund's Board of Trustees or (ii) a vote of a "majority" (as defined in the Investment Company Act of 1940 (the "1940 Act")) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting such approval;

                  (b) Either party hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. In the event such notice is given by the Fund, it shall be accompanied by a resolution of the Board of Trustees of the Fund, certified by the Secretary of the Fund, designating a successor transfer agent or transfer agents. Upon such termination and at the expense of the Fund, FTIS will deliver to such successor a certified list of shareholders of the Fund (with names and addresses), an historical record of the account of each Shareholder and the status thereof, and all other relevant books, records, correspondence, and other data established or maintained by FTIS under this Agreement in a form reasonably acceptable to the Fund, and will cooperate in the transfer of such duties and responsibilities, including provisions for assistance from FTIS's personnel in the establishment of books, records and other data by such successor or successors.

     13. AMENDMENT. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties.

     14. SUBCONTRACTING. The Fund agrees that FTIS may, in its discretion, subcontract for certain of the services described under this Agreement or the Schedules hereto; provided that the appointment of any such agent shall not relieve FTIS of its responsibilities hereunder.

     15. MISCELLANEOUS.

                  (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or FTIS shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                           To the Fund:

                           Templeton China World Fund
                           500 East Broward Boulevard, Suite 2100
                           Fort Lauderdale, Florida  33394-3091

                           To FTIS:

                           Franklin Templeton Investor Services, LLC
                           100 Fountain Parkway
                           St. Petersburg, Florida  33716

                  (b) This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

                  (c) This Agreement shall be construed in accordance with the laws of the State of California.

                  (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

                  (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                  (f) It is understood and expressly stipulated that neither the holders of Shares of the Fund nor any Trustee, officer, agent or employee of the Fund shall be personally liable hereunder, nor shall any resort be had to other private property for the satisfaction of any claim or obligation hereunder, but the Fund only shall be liable.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers thereunder duly authorized as of the day and year first above written.

                                 TEMPLETON CHINA WORLD FUND



                                 BY:
                                    ---------------------------


                                 FRANKLIN TEMPLETON INVESTOR SERVICES, LLC



                                 BY:
                                    ------------------------------











                                   Schedule A
             Schedule of Transfer Agent and Shareholder Service Fees
                         Effective Date January 1, 2003



Shareholder Account Fees:

Full Service Account:

         Fixed Income                         $28.00 per account per annum
         Equity                               $24.00 per account per annum

Networking Account:

         Fixed Income                         $14.00 per account per annum
         Equity                               $12.00 per account per annum

Omnibus Sub-account:

         All Fund Types                       $6.00 per account per annum

Closed Account:

        All Fund Types                        $3.50 per account per annum,

will be charged for a closed account in the month of its closure and will remain in effect until the account is purged from the system of record annually.






                                   Schedule B

OUT-OF-POCKET EXPENSES

         The Fund shall reimburse FTIS monthly for the following out-of-pocket expenses:

         o postage and mailing
         o forms
         o outgoing wire charges
         o telephone
         o Federal Reserve charges for check clearance
         o if applicable, magnetic tape and freight
         o retention of records
         o microfilm/microfiche
         o stationary
         o insurance
         o if applicable, terminals, transmitting lines and any expenses incurred in connection with such terminals and lines
         o all other miscellaneous expenses reasonably incurred by FTIS

         The Fund agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with FTIS. In addition, the Fund will promptly reimburse FTIS for any other expenses incurred by FTIS as to which the Fund and FTIS mutually agree that such expenses are not otherwise properly borne by FTIS as part of its duties and obligations under the Agreement.

         Out of Pocket expenses will include the fees that the transfer agent will negotiate from time to time for third party administrators and/or broker dealers to undertake sub-accounting work related to networking or Omnibus-sub accounts.



                                   Schedule C

DUTIES

AS TRANSFER AGENT FOR INVESTORS IN THE FUND, FTIS WILL:

          o Record in its transfer record, countersign as transfer agent, and deliver certificates signed manually or by facsimile, by the President or a Vice-President and by the Secretary or the Assistant Secretary of the Fund, in such names and for such number of authorized but hitherto unissued Shares of the Fund as to which FTIS shall receive instructions; and

          o Transfer on its records from time to time, when presented to it for that purpose, certificates of said Shares, whether now outstanding or hereafter issued, when countersigned by a duly authorized transfer agent, and upon the cancellation of the old certificates, record and countersign new certificates for a corresponding aggregate number of Shares and deliver said new certificates.

AS SHAREHOLDER SERVICE AGENT FOR INVESTORS IN THE FUND, FTIS WILL:

          o Receive from the Fund, from the Fund's Principal Underwriter or from a Shareholder, on a form acceptable to FTIS, information necessary to record sales and redemptions and to generate sale and/or redemption confirmations;

          o Mail sale and/or redemption confirmations using standard forms;

          o Accept and process cash payments from investors, clear checks which represent payments for the purchase of Shares;

          o Requisition Shares in accordance with instructions of the Principal Underwriter of the Shares of the Fund;

          o Produce periodic reports reflecting the accounts receivable and the paid pending (free stock) items;

          o Open, maintain and close Shareholder accounts;

          o Establish registration of ownership of Shares in accordance with generally accepted form;

          o Maintain monthly records of (i) issued Shares and (ii) number of Shareholders and their aggregate Shareholdings classified according to their residence in each State of the United States or foreign country;

          o Accept and process telephone exchanges and redemptions for Shares in accordance with the Fund's Telephone Exchange and Redemption Privileges as described in the Fund's current prospectus.

          o Maintain and safeguard records for each Shareholder showing name(s), address, number of any certificates issued, and number of Shares registered in such name(s), together with continuous proof of the outstanding Shares, and dealer identification, and reflecting all current changes. On request, provide information as to an
            investor's   qualification  for  Cumulative   Quantity  Discount.
            Provide all accounts with confirmation statements reflecting the most recent transactions, and also provide year-end historical confirmation statements;

          o Provide on request a duplicate set of records for file maintenance in the Fund's office in St. Petersburg, Florida;

          o Out of money received in payment for Share sales, pay to the Fund's Custodian Account with the Custodian, the net asset value per Share and pay to the Principal Underwriter its commission;

          o Redeem Shares and prepare and mail (or wire) liquidation proceeds;

          o Pass upon the adequacy of documents submitted by a Shareholder or his legal representative to substantiate the transfer of ownership of Shares from the registered owner to transferees;

          o From time to time, make transfers upon the books of the Fund in accordance with properly executed transfer instructions furnished to FTIS and make transfers of certificates for such Shares as may be surrendered for transfer properly endorsed, and countersign new certificates issued in lieu thereof;

          o Upon receipt of proper documentation, place stop transfers, obtain necessary insurance forms, and reissue replacement certificates against lost, stolen or destroyed Share certificates;

          o Check surrendered certificates for stop transfer restrictions. Although FTIS cannot insure the genuineness of certificates surrendered for cancellation, it will employ all due reasonable care in deciding the genuineness of such certificates and the guarantor of the signature(s) thereon;

          o Cancel surrendered certificates and record and countersign new certificates;

          o Certify outstanding Shares to auditors;

          o In connection with any meeting of Shareholders, upon receiving appropriate detailed instructions and written materials prepared by the Fund and proxy proofs checked by the Fund, print proxy cards; deliver to Shareholders all reports, prospectuses, proxy cards and related proxy materials of suitable design for enclosing; receive and tabulate executed proxies; and furnish a list of Shareholders for the meeting;

          o Answer routine correspondence and telephone inquiries about individual accounts. Prepare monthly reports for correspondence
            volume  and   correspondence   data   necessary  for  the  Fund's
            Semi-Annual Report on Form N-SAR;

          o Prepare and mail dealer commission statements and checks;

          o Maintain and furnish the Fund and its Shareholders with such information as the Fund may reasonably request for the purpose of compliance by the Fund with the applicable tax and securities laws of applicable jurisdictions;

          o Mail confirmations of transactions to investors and dealers in a timely fashion;

          o Pay or reinvest income dividends and/or capital gains distributions to Shareholders of record, in accordance with the Fund's and/or Shareholder's instructions, provided that:

               (a)  The  Fund  shall  notify  FTIS  in  writing   promptly  upon
               declaration of any such dividend and/or distribution, and in any event at least forty-eight (48) hours before the record date;

               (b) Such notification shall include the declaration date, the record date, the payable date, the rate, and, if applicable, the reinvestment date and the reinvestment price to be used; and

               (c) Prior to the payable date, the Fund shall furnish FTIS with sufficient fully and finally collected funds to make such distribution;

          o Prepare and file annual United States information returns of dividends and capital gains distributions (Form 1099) and mail payee copies to Shareholders; report and pay United States income taxes withheld from distributions made to nonresidents of the United States, and prepare and mail to Shareholders the notice required by the U.S. Internal Revenue Code as to realized capital gains distributed and/or retained, and their proportionate share of any foreign taxes paid by the Fund;

          o Prepare transfer journals;

          o Set up wire order trades on file;

          o Receive payment for trades and update the trade file;

          o Produce delinquency and other trade file reports;

          o Provide dealer commission statements and payments thereof for the Principal Underwriter;

          o Sort and print shareholder information by state, social code, price break, etc.; and

          o Mail promptly the Statement of Additional Information of the Fund to each Shareholder who requests it, at no cost to the Shareholder.

         In connection with the Fund's Cash Withdrawal Program, FTIS will:

          o Make payment of amounts withdrawn periodically by the Shareholder pursuant to the Program by redeeming Shares, and confirm such redemptions to the Shareholder; and

          o Provide confirmations of all redemptions, reinvestment of dividends and distributions, and any additional investments in the Program, including a summary confirmation at the year-end.

         In connection with Tax Deferred Retirement Plans involving the Fund, FTIS will:

          o Receive and process applications, accept contributions, record Shares issued and dividends reinvested;

          o Make distributions when properly requested; and

          o Furnish reports to regulatory authorities as required.